DECLARATION OF TRUST

OF

MANGROVE BAY TRUST

Dated as of May 22, 2003

TABLE OF CONTENTS

ARTICLE I INTERPRETATION AND DEFINITIONS

ARTICLE VI TERMS OF ABC SECURITIES

ARTICLE XI TRANSFER OF ABC SECURITIES

ARTICLE XII LIMITATION OF LIABILITY OF HOLDERS, THE TRUSTEE, THE

DELAWARE TRUSTEE OR OTHERS

ARTICLE XIV REPRESENTATIONS OF THE TRUSTEE AND THE DELAWARE

TRUSTEE

Section 15.7 Enforcement Rights	60
Section 15.8 Partial Enforceability	60
Section 15.9 Counterpart	60

DECLARATION OF TRUST

OF

MANGROVE BAY TRUST

     This Declaration of Trust (as amended, modified or supplemented from time to time, this "Declaration") is dated as of May 22, 2003, between The Bank of New York (Delaware), a Delaware banking corporation (in its capacity as trustee, the "Trustee"), GSS Holdings II, Inc., a Delaware corporation, as tax matters partner (the "Tax Matters Partner") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as the "Initial Purchaser").

     WHEREAS, the parties hereto desire to establish a trust pursuant to the Statutory Trust Act (as defined herein) for the sole purposes of: (i) issuing and selling ABC Securities (as defined herein) to the Pass-Through Trust (as defined herein) and the Tax Matters Partner (as defined herein); (ii) contributing the gross proceeds received from the issuance and sale of the ABC Securities to the Regulation 114 Trust (as defined herein); (iii) entering into the Assignment Agreement (as defined herein) with the Grantor (as defined herein) and, for a limited purpose, the Regulation 114 Trust; (iv) entering into the Put Agreement (as defined herein) with the Put Counterparty (as defined herein) and acquiring the Put Counterparty's Preference Ordinary Shares (as defined herein) if and when the put option is exercised in full or in part; (v) entering into the Asset Swap Arrangement (as defined herein) with the Asset Swap Counterparty (as defined herein) (certain of whose obligations thereunder are guaranteed by the Asset Swap Guarantor (as defined herein)) and, for certain limited purposes, the Grantor; (vi) entering into the Rate Swap Arrangement (as defined herein) with the Put Counterparty (as defined herein); (vii) executing the Promissory Note; (viii) entering into all other Trust Documents (as defined herein) to which it is a party; (ix) except as set forth herein, distributing to the holders of the ABC Securities all payments received by the Trust, net of any fees, expenses, and payments due to the Asset Swap Counterparty under the Asset Swap Arrangement or the Put Counterparty under the Put Agreement and the Rate Swap Arrangement, and if such distributions are not made immediately, investing such amounts in an overnight or sweep account for the benefit of the Holders, in each case in accordance with the terms of this Declaration and the Certificate of Designation (as defined herein); (x) engaging in such other activities as may be approved by the Holders (as defined herein) and/or such other parties as provided for herein; and (xi) engaging in actions necessary or incidental to the foregoing.

     NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustee declares that all assets contributed to the Trust be held in trust for the benefit of the Holders, from time to time, of the ABC Securities representing undivided beneficial interests in the property of the Trust, subject to the provisions of this Declaration.

ARTICLE I

INTERPRETATION AND DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires:

     (a) capitalized terms used in this Declaration have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Declaration has the same meaning throughout;

     (c) all references to "the Declaration" or "this Declaration" are to this Declaration of Trust as modified, supplemented or amended from time to time, together with all Exhibits and Appendices, each of which is incorporated herein by reference;

     (d) all references in this Declaration to Articles, Sections, Appendices and Exhibits are to Articles and Sections of, and Appendices and Exhibits to, this Declaration, unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires;

     (f) a reference to the singular includes the plural and vice versa; and

     (g) the following terms have the following meanings:

     "ABC Securities" means the Asset-Backed Capital Commitment Securities issued by, and each representing an undivided beneficial interest in the property of, the Trust. The parties to this Declaration intend that the ABC Securities be treated as equity securities for all purposes under Delaware law.

     "Accounting Period" means the period from and including the date of issuance of ABC Securities to and excluding the first Distribution Date, and thereafter, the period from and including the Distribution Date for the preceding Distribution Period to and excluding the Distribution Date of the then current Distribution Period.

     "Adjusted Capital Account Deficit" means, with respect to any Beneficial Owner, the deficit balance, if any, in such Beneficial Owner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

      (i) Credit to such Capital Account any amounts which such Beneficial Owner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c); and

      (ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" means with respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Appreciation Account" has the meaning set forth in Section 3.6(c) of this Declaration.

     "Asset" has the meaning set forth in the Asset Swap Arrangement.

     "Asset Master Agreement" means the ISDA Master Agreement (including the Schedule and Credit Support Annex related thereto, the Confirmations and certain other related documents), dated as of July 11, 2003, between the Asset Swap Counter-party and the Trust and, for certain limited purposes, the Grantor, as the same may be amended or restated from time to time.

     "Asset Put Option Agreement" has the meaning given to such term in the Schedule to the Asset Master Agreement.

     "Asset Swap Arrangement" means, collectively, the Collateral Agreement, the Asset Put Option Agreement, the Guarantee and the Asset Master Agreement, substantially in the form attached hereto as Exhibit E, and any swap arrangement subsequently entered into between the Trust and a replacement asset swap counterparty, in each case as the same may be amended or restated from time to time.

     "Asset Swap Counterparty" means, initially, Merrill Lynch International, or any replacement asset swap counterparty appointed in accordance with Section 13.7 hereof.

     "Asset Swap Counterparty Account" has the meaning set forth in Section 3.6(d) of this Declaration.

     "Asset Swap Guarantor" means Merrill Lynch Derivative Products AG.

     "Asset Swap Renewal Date" has the meaning set forth in Section 13.7(a) of this Declaration.

     "Asset Swap Repricing Event" has the meaning set forth in Section 13.7(a) of this Declaration.

     "Assigned Interest" has the meaning given to such term in the Assignment Agreement.

     "Assignment Agreement" means the Assignment Agreement dated as of July 11, 2003 between the Grantor and the Trust and, for a limited purpose, the Regulation 114 Trust, substantially in the form attached hereto as Exhibit F, as the same may be amended from time to time.

     "Authenticating Agent" has the meaning set forth in Section 11.5.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Beneficial Owner" means any Person beneficially owning ABC Securities.

     "Beneficial Owner Nonrecourse Debt" has the same meaning as "partner nonrecourse debt" as set forth in Regulation Section 1.704-2(b)(4).

     "Beneficial Owner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Beneficial Owner Nonrecourse Debt, equal to the Trust Minimum Gain that would result if such Beneficial Owner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(2).

     "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or any other day on which banks in New York, New York, London, England or Bermuda are authorized or obligated by law to close or are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the distribution payable on such date cannot be paid for any such reason.

     "Capital Account" has the meaning set forth in Section 7.2.

     "Capital Contribution" means, with respect to each Beneficial Owner, each amount set forth in the books and records of the Trust to reflect a contribution of capital (whether cash or the fair market value of property) to the Trust by such Beneficial Owner.

     "Ceding Insurer" means XL Reinsurance America Inc., a New York Corporation.

     "Certificate" has the meaning set forth in Section 11.4. The parties to this Declaration intend that the Certificates be treated as equity securities for all purposes under Delaware law.

     "Certificate of Designation" means the Certificate of Designation creating, and describing the terms of, the ABC Securities, attached hereto as Appendix A.

     "Certificate of Trust" shall mean the Certificate of Trust filed with the Secretary of State of the State of Delaware on May 22, 2003, with respect to the Trust pursuant to Section 3810 of the Statutory Trust Act.

     "Class I Indemnified Person" has the meaning set forth in Section 12.1(c) of this Declaration.

     "Class II Indemnified Person" has the meaning set forth in Section 12.1(c) of this Declaration.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Collateral Agreement" means the Third Amended and Restated Intermediation and Security Agreement, dated as of April 1, 1996, between the Asset Swap Counterparty and the Asset Swap Guarantor, as the same may be amended from time to time.

     "Commission" means the United States Securities and Exchange Commission.

     "Confirmation" or "Confirmations" means, initially, the swap confirmation, dated July 11, 2003, from the Asset Swap Counterparty to the Trust, and each additional swap confirmation from the Asset Swap Counterparty to the Trust with respect to each Eligible Asset acquired by the Regulation 114 Trust or deposited in the Appreciation Account.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee located in Newark, Delaware.

     "Credit Support Annex" has the meaning given to such term in the Asset Swap Arrangement.

     "Cross-Receipt" means the cross-receipt attached hereto as Exhibit C.

     "Delaware Trustee" means a trustee required to be appointed pursuant to Section 3807(a) of the Statutory Trust Act. Initially, The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Trustee hereunder, shall be the Delaware Trustee.

     "Distribution" means a payment made by the Trust to a Holder.

     "Distribution Date" means, during the Fixed Rate Period, January 15 and July 15 in each year, and, during the Floating Rate Period, January 15, April 15, July 15 and October 15 in each year, provided that if any such day is not a Business Day, the respective Distribution will be paid on the first succeeding Business Day.

     "Distribution Period" has the meaning set forth in the Certificate of Designation.

     "Eligible Assets" has the meaning given to such term in the Asset Swap Arrangement.

     "Eligible Investment Program" has the meaning set forth in Section 6.7(a) of this Declaration.

     "Fiscal Year" means the calendar year or such other period as required by the Code.

     "Fixed Rate Payment" has the meaning given to such term in the Rate Swap Arrangement.

     "Fixed Rate Period" shall have the meaning given to such term in the Certificate of Designation.

     "Floating Rate Payment" shall have the meaning given to such term in the Asset Swap Arrangement.

     "Floating Rate Period" shall have the meaning given to such term in the Certificate of Designation.

     "Grantor" means XL Re Ltd, a company organized under the laws of Bermuda and a wholly-owned subsidiary of the Put Counterparty.

     "Guarantee" shall have the meaning given to such term in the Asset Swap Arrangement.

     "Holder" means any person in whose name an ABC Security is registered on the books and records of the Trust.

     "Ineligible Asset" has the meaning given to such term in the Asset Swap Arrangement.

     "Interest Percentage" means, with respect to a particular Holder or Beneficial Owner, the aggregate face amount of ABC Securities held by such Holder, or beneficially owned by such Beneficial Owner, as the case may be, as a percentage of the total aggregate face amount of ABC Securities then outstanding.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the United States Investment Company Act of 1940, as amended from time to time, or any successor legislation, and the rules and regulations promulgated thereunder.

     "Legal Action" has the meaning set forth in Section 3.6(a)(vii) of this Declaration.

     "Liquidation Shareholders Meeting" has the meaning set forth in Section 13.6 of this Declaration.

     "List of Holders" has the meaning set forth in Section 2.1(a) of this Declaration.

     "Majority in Face Amount" means Holders of outstanding ABC Securities who are the record owners of more than 50% of the aggregate face amount of all of the then outstanding ABC Securities.

     "Net Profit" and "Net Loss" mean, for each Accounting Period, an amount equal to the Trust's taxable income or loss for such Accounting Period, determined in accordance with Section 703(a) of the Code, provided, however, that any expenditures of the Trust described in Section 705(a)(2)(B) of the Code or treated as described therein pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted.

     "Officer's Certificate" means, with respect to any Person (that is not an individual), a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person and, if such Person is a trust, any trustee of the trust. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

     (a) a statement that each officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is reasonably necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, to the best knowledge of each such officer, such condition or covenant has been complied with.

     "Pass-Through Securities" means the Asset Backed Capital Commitment Pass-Through Securities issued by the Pass-Through Trust.

     "Pass-Through Trust" means the Mangrove Bay Pass-Through Trust, a Delaware statutory trust.

     "Paying Agent" has the meaning set forth in Section 3.6(h) of this Declaration.

     "Payment Default" means the failure of the Put Counterparty, the Regulation 114 Trust or the Asset Swap Counterparty to make a required payment to the Trust when due under any of the Trust Documents (or within any applicable grace period provided for in the applicable Trust Document).

     "Person" means a legal person, including any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preference Ordinary Shares" means the Series C Cumulative Preference Ordinary Shares, par value U.S.$.01 per share, of the Put Counterparty, having a liquidation preference of U.S.$25 per share.

     "Program Meeting" has the meaning set forth in Section 6.7(a) of this Declaration.

     "Promissory Note" means the Promissory Note, dated as of July 11, 2003, of the Trust in favor of the Put Counterparty.

     "Property Account" has the meaning set forth in Section 3.6(b) of this Declaration.

     "Pro Rata" means, unless the context otherwise requires, in reference to any Distributions on ABC Securities, pro rata to each Holder according to the aggregate face amount of ABC Securities held by the relevant Holder in relation to the aggregate face amount of all ABC Securities outstanding at the relevant time.

     "Purchase Agreement" means the Purchase Agreement, dated July 3, 2003, among the Trust, the Pass-Through Trust, the Put Counterparty and the Initial Purchaser relating to the Pass-Through Securities.

     "Put Agreement" means the Put Option Agreement dated as of July 11, 2003 between the Put Counterparty and the Trust substantially in the form attached hereto as Exhibit G, as the same may be amended from time to time.

     "Put Counterparty" means XL Capital Ltd, a Cayman Islands exempted limited company.

     "Put Counterparty Account" has the meaning set forth in Section 3.6(e) of this Declaration.

     "Put Option Premium" shall have the meaning given to such term in the Put Agreement.

     "Put Option Premium Rate" shall have the meaning given to such term in the Put Agreement.

     "Rate Swap Arrangement" means, collectively, the ISDA Master Agreement (and the Schedule thereto) and a confirmation, each dated as of July 11, 2003, between the Trust and the Put Counterparty, substantially in the form attached hereto as Exhibit H, as the same may be amended from time to time.

     "Regulation 114 Trust" means the trust established on July 11, 2003 by the Grantor for the benefit of the Ceding Insurer pursuant to Regulation 114 of the New York Insurance Department.

     "Regulation 114 Trustee" means, initially, The Bank of New York, a New York banking corporation, or any replacement trustee pursuant to the terms of the Regulation 114 Trust Agreement.

     "Regulations" means the tax regulations promulgated under the Code.

     "Remaining Holders" has the meaning set forth in Section 6.7(a) of this Declaration.

     "Required Counterparty Ratings" has the meaning set forth in Section 13.7(b) of this Declaration.

     "Responsible Officer" means, with respect to the Trustee, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall have direct responsibility for the administration of this Declaration, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Securities Act" means the United States Securities Act of 1933, as amended, or any successor legislation, and the rules and regulations promulgated there-under.

     "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor legislation, and the rules and regulations promulgated thereunder.

     "Service Agreements" means, collectively, the agreements entered into by the Trust, with the Put Counterparty's prior written consent, pursuant to Section 3.6(a)(ix) of this Declaration, and shall include (i) the contracts dated as of July 11, 2003, between the Trust and McGladrey & Pullen LLP and (ii) the contracts dated as of July 11, 2003, between the Trust and Customized Accounting Solutions.

     "Six-Month LIBOR Rate" has the meaning given to such term in the Certificate of Designation.

     "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

     "Successor Delaware Trustee" has the meaning set forth in Section 5.2(a)(iii) of this Declaration.

     "Successor Trustee" has the meaning set forth in Section 5.2(a)(i) of this Declaration.

     "Swap Valuation Date" means each date on which the Asset Swap Counterparty values the Regulation 114 Trust's and the Appreciation Account's assets pursuant to the Asset Swap Arrangement.

     "Tax Matters Partner" has the meaning set forth in the preamble hereto or any successor thereto.

     "Tax Matters Partner Agreement" means initially the tax matters partner agreement, dated as of July 11, 2003, between the Trust and GSS Holdings II, Inc., substantially in the form attached hereto as Exhibit D, and any tax matters partner agreement subsequently entered into between the Trust and a tax matters partner, in each case as the same may be amended or restated from time to time.

     "Three-Month LIBOR Rate" has the meaning given to such term in the Certificate of Designation.

     "Transfer" means to sell, convey, assign, transfer, create or grant a lien upon and a security interest in and right of setoff against, or to deposit, set over and contribute to the Trust pursuant to this Declaration.

     "Transfer Agent" has the meaning set forth in Section 3.6(a)(xi) of this Declaration.

     "Trust" means Mangrove Bay Trust, a Delaware statutory trust.

     "Trust Documents" means, collectively, the Declaration, the Certificate of Designation, the Cross-Receipt, the Put Agreement, the Asset Swap Arrangement, the Rate Swap Arrangement, the Assignment Agreement, the Promissory Note, the Purchase Agreement, the Service Agreements and the Tax Matters Partner Agreement.

     "Trustee" has the meaning set forth in the preamble hereto or such other successor trustee meeting the eligibility requirements set forth in Section 5.1 of this Declaration.

     "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended from time to time, or any successor legislation, and any rules or regulations promulgated thereunder.

     "Trust Minimum Gain" has the same meaning as "partnership minimum gain" as set forth in Regulation Section 1.704-2(b)(2) and 1.704-2(d).

     "Trust Property" means the Assigned Interest, the Put Agreement, the Asset Swap Arrangement, the Rate Swap Arrangement, the Assignment Agreement, the Purchase Agreement, the Promissory Note and (if applicable) the Preference Ordinary Shares and any funds deposited in the Property Account, the Asset Swap Counterparty Account, the Put Counterparty Account and the Appreciation Account and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, substitution, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustee on behalf thereof.

ARTICLE II

TRUST INDENTURE ACT

     Section 2.1 Trust Indenture Act; Non-Application. This Declaration is not subject to the provisions of the Trust Indenture Act. References herein to the Trust Indenture Act are solely for the contractual benefit of the parties hereto.

     (a) The Transfer Agent (if the Trustee is not acting in such capacity) shall provide the Trustee (i) within 14 days after each record date for payment of a Distribution on the ABC Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the registered Holders of such ABC Securities ("List of Holders") as of such record date; provided, however, that the Transfer Agent shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Transfer Agent; but, in such circumstances, the Transfer Agent shall notify the Trustee that the List of Holders does not differ, and (ii) a List of Holders at any time the Trustee requests a List of Holders, which List of Holders shall be provided to the Trustee by the Transfer Agent within 30 days of the Trustee delivering a written request for the List of Holders to the Transfer Agent, and the information on the list shall be no more than 14 days old on the date it is delivered to the Trustee. The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity); provided, however, that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Trustee shall comply with the requirements of Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act (see Appendix B), as if the Trust Indenture Act applied to this Declaration.

     Section 2.2 Reports by the Trustee. Within 60 days after each May 15, commencing May 15, 2004, the Trustee shall provide to the Holders such reports as are required by Sections 313(a), 313(b) and 313(c) of the Trust Indenture Act (see Appendix B), if any, in the form and in the manner provided by Sections 313(a), 313(b) and 313(c) of the Trust Indenture Act, as if the Trust Indenture Act applied to this Declaration.

ARTICLE III

ORGANIZATION

     Section 3.1 Name. The Trust is named "Mangrove Bay Trust" as such name may be modified from time to time by the Trustee following written notice to the Holders. The Trust’s activities may be conducted under the name of the Trust or any other name deemed advisable by the Trustee.

     Section 3.2 Office. The address of the principal office of the Trust is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. On ten (10) Business Days’ prior written notice to the Holders, the Trustee may designate another principal office.

Section 3.3 Nature and Purpose of the Trust.

     (a) The Trust shall be a "statutory trust" as defined in the Statutory Trust Act.

     (b) The exclusive purposes and functions of the Trust are:

          (i) issuing and selling the ABC Securities to the Pass-Through Trust and the Tax Matters Partner;

          (ii) contributing the gross proceeds received from the issuance and sale of the ABC Securities to the Regulation 114 Trust;

          (iii) entering into the Assignment Agreement with the Grantor and, for a limited purpose, the Regulation 114 Trust;

          (iv) entering into the Put Agreement with the Put Counterparty and acquiring the Put Counterparty's Preference Ordinary Shares if and when the put option is exercised in full or in part;

     (v) entering into the Asset Swap Arrangement with the Asset Swap Counterparty (certain of whose obligations thereunder are guaranteed by the Asset Swap Guarantor) and, for certain limited purposes, the Grantor;

     (vi) entering into the Rate Swap Arrangement with the Put Counterparty;

     (vii) executing the Promissory Note;

     (viii) entering into the Tax Matters Partner Agreement;

     (ix) entering into all other Trust Documents to which it is a party;

     (x) except as set forth herein, distributing to the Holders of the ABC Securities all payments received by the Trust, net of any fees, expenses and payments due to the Asset Swap Counterparty under the Asset Swap Arrangement and payments due to the Put Counterparty under the Put Agreement and the Rate Swap Arrangement, and if such distributions are not made immediately, investing such amounts in an overnight or sweep account for the benefit of the Holders, in each case in accordance with the terms of this Declaration and the Certificate of Designation;

     (xi) engaging in such other activities as may be approved by the Holders of the ABC Securities and/or such other parties as provided for herein; and

     (xii) engaging in actions necessary or incidental to the foregoing.

     Section 3.4 Authority. Subject to the limitations provided in this Declaration, the Trustee shall have authority to take all actions reasonably required to carry out the purposes of the Trust as set forth in Section 3.3. An action taken by the Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustee as set forth in this Declaration.

     Section 3.5 Title to Property. Legal title to all assets of the Trust shall be vested at all times in the Trust, except where applicable law in any jurisdiction requires title to any part of the assets to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the trustee or co-trustee appointed hereunder for such purpose. None of the Holders shall have legal title to any part of the assets of the Trust but shall have an undivided beneficial interest in the assets of the Trust.

     Section 3.6 Powers and Duties of the Trustee.

     (a) In furtherance of and not in limitation of the purposes of the Trust as provided for in Section 3.3(b), the Trustee shall have the power and authority to cause the Trust to engage in the following activities:

     (i) to issue and sell up to $500,001,000 aggregate face amount of ABC Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one class of ABC Securities; and, provided further, that there shall be no interests in the Trust other than the ABC Securities;

     (ii) to contribute the proceeds received from the issuance and sale of the ABC Securities to the Regulation 114 Trust;

     (iii) to establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to Distributions, voting rights, exchanges and distributions in connection with any liquidation of the Trust, and to issue relevant notices to Holders as to such actions and applicable record dates;

     (iv) to give prompt written notice to Holders of any Payment Default actually known to a Responsible Officer;

     (v) to give prompt written notice to Holders of any notice received regarding the Put Counterparty's intention to exercise its rights under the Put Agreement or of any deemed automatic exercise of the put option under the Put Agreement or the Put Counterparty's failure to pay the Put Option Premium on the scheduled due date for such payment (including any applicable grace period);

     (vi) to acquire and hold on behalf of the Trust the Preference Ordinary Shares, if and when issued pursuant to the Put Agreement;

     (vii) at the written instruction of the Initial Purchaser or the Holders, to bring or defend, pay from the Property Account, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust, or take any action described in Section 13.4(b) ("Legal Action");

     (viii) to take all actions and perform such duties as may be required of the Trustee pursuant to the terms of the ABC Securities;

     (ix) with the Put Counterparty's prior written consent, to employ or otherwise engage agents, managers, contractors, advisors and consultants and to pay from the Property Account reasonable compensation for such services;

     (x) to cause the Trust to execute, deliver and perform each of the agreements or other documents listed in Section 3.3;

     (xi) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust described in Section 3.3 and the Trustee's duties set forth herein and to provide notice to the Put Counterparty of such expenses in accordance with the Put Agreement;

     (xii) to act as, or appoint another Person to act as, registrar and transfer agent (the "Transfer Agent," initially the Trustee) for the Trust. Any Transfer Agent may be removed by the Trustee at any time and a successor Transfer Agent or additional Transfer Agents may be appointed at any time by the Trustee;

     (xiii) to execute and deliver the Trust Documents, and to perform its obligations and exercise and enforce its rights thereunder;

     (xiv) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing, as the Initial Purchaser may direct in writing, including, without limitation, executing any cross-receipt or pricing agreement providing for the sale of the ABC Securities;

     (xv) to take any action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware;

     (xvi) to take any action, or to refrain from taking any action, so long as such action or such inaction is not in violation of this Declaration or with applicable law, and as instructed in writing by the Initial Purchaser, in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

     (1) actions to ensure that the Trust is not deemed to be an Investment Company required to be registered under the Investment Company Act; and

     (2) actions to ensure that the Trust is not characterized as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes;

provided that any such action does not materially and adversely affect any of the rights, preferences and privileges of the Holders;

     (xvii) to take any action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed on behalf of the Trust; and

     (xviii) to hold, on behalf of the Tax Matters Partner, one ABC Security issued pursuant to Section 9.3(b), and to pay to an account designated by the Tax Matters Partner distributions in respect of such ABC Security in a manner consistent with Section 6.2.

     (b) The Trustee shall establish and maintain a segregated account (the "Property Account") in the name of and under the exclusive control of the Trustee on behalf of the Trust and the Holders and, upon receipt of payments of funds made in respect of the Trust Property which are to be paid to the Holders, the Trustee shall deposit such funds into the Property Account and shall make payments to the Holders from the Property Account in accordance with this Declaration. Amounts to be deposited in the Property Account include, without limitation, the Fixed Rate Payment (during the Fixed Rate Period), the Floating Rate Payment (during the Floating Rate Period), the Put Option Premium, the Preference Ordinary Shares and any dividends on the Preference Ordinary Shares, if and when issued, any amounts received from the Regulation 114 Trust by the Trust upon the liquidation or winding up of the Regulation 114 Trust due to the Holders and any other amounts due to the Holders pursuant to the Rate Swap Arrangement, the Asset Swap Arrangement, the Put Agreement and the Assignment Agreement or otherwise. Amounts that are deposited in the Property Account and not distributed from such account on the same day they are received by the Trust shall be invested in accordance with Section 6.2(b).

     (c) The Trustee shall establish and maintain a segregated interest-bearing trust account (the "Appreciation Account") in the name of and under the exclusive control of the Trustee for the benefit of the Asset Swap Counterparty, and upon the receipt by the Trustee of cash and/or other Assets (or any part thereof) distributed from the Regulation 114 Trust to the Trust for deposit into the Appreciation Account pursuant to the Asset Swap Arrangement on or in connection with a Swap Valuation Date, or upon the disposition (by substitution or otherwise) of an Asset held in the Appreciation Account at the direction of the Asset Swap Counterparty in accordance with the Asset Swap Arrangement, deposit such cash and/or other Assets in the Appreciation Account. Upon receipt by the Trustee of written instructions from the Asset Swap Counterparty in accordance with the Asset Swap Arrangement, the Trustee shall transfer assets from or to the Appreciation Account as instructed by the Asset Swap Counterparty; provided, however, that if the instructions from the Asset Swap Counterparty call for a transfer to be made from the Appreciation Account to the Asset Swap Counterparty, the Trustee shall notify the Put Counterparty of such instructions and shall not make such transfer until it receives written instructions from the Put Counterparty authorizing such transfer. For the avoidance of doubt, funds held in the Appreciation Account will not be available to make Distributions to the Holders.

     (d) The Trustee shall establish and maintain a segregated account (the "Asset Swap Counterparty Account") in the name of and under the exclusive control of the Trustee for the benefit of the Asset Swap Counterparty, and upon the receipt by the Trust of any amounts that the Trust is required to pay to the Asset Swap Counterparty under the Asset Swap Arrangement (that is, amounts that are paid to the Trust by the Put Counterparty designated to be deposited in such account in accordance with the Put Agreement or received by the Trust as a payment of interest or other income on the assets held in the Appreciation Account or the Regulation 114 Trust), the Trustee shall deposit such assets or distributions into the Asset Swap Counterparty Account. The Trustee shall pay amounts deposited in the Asset Swap Counterparty Account to the Asset Swap Counterparty as soon as practicable following the Trust's receipt thereof. Amounts that are deposited in the Asset Swap Counterparty Account and not distributed from such account on the same day they are received by the Trust shall be invested in accordance with Section 6.2(b).

     (e) The Trustee shall establish and maintain a segregated account (the "Put Counterparty Account") in the name and under the exclusive control of the Trustee for the benefit of the Put Counterparty, and (i) upon the receipt of any amounts received by the Trust from the Asset Swap Counterparty in connection with an exercise of the Put Agreement (except amounts due to the Holders, which shall be deposited in the Property Account), (ii) upon the receipt of any amounts from the Put Counterparty in connection with the execution of the Promissory Note and (iii) upon receipt by the Trust of any amounts that the Trust is required to pay to the Put Counterparty under the Rate Swap Arrangement, deposit such amounts in the Put Counterparty Account. The Trustee shall pay amounts deposited in the Put Counterparty Account in connection with an exercise of the put option under the Put Agreement to the Put Counterparty as consideration for the issuance by the Put Counterparty of its Preference Ordinary Shares to the Trust, as required by the Put Agreement, and the Trustee shall pay amounts deposited in the Put Counterparty Account in connection with the Rate Swap Arrangement to the Put Counterparty as required by the Rate Swap Arrangement. If, in connection with an exercise of the put option under the Put Agreement, the Trust is entitled to set off against the purchase price for the Preference Ordinary Shares any unpaid Put Option Premium, in accordance with the terms of the Put Agreement, the amount set off against such purchase price (less the amount allocable to the Trust's ordinary expenses) shall be promptly transferred to the Property Account and, promptly thereafter, distributed to the Holders. The amount allocable to the Trust's expenses shall be applied accordingly. Amounts that are deposited in the Put Counterparty Account and not distributed from such account on the same day they are received by the Trust shall be invested in accordance with Section 6.2(b).

     (f) Each of the Property Account, the Appreciation Account, the Asset Swap Counterparty Account and the Put Counterparty Account shall be maintained with a banking institution (including the Trustee, if it qualifies hereunder) authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and that is subject to supervision or examination by Federal or state authority. Money held by the Trustee shall be segregated from its funds and other funds held by it.

     (g) The Trustee shall take all actions and perform such duties as may be required of the Trustee as it may be directed from time to time in writing by the Initial Purchaser or a Majority in Face Amount (except for actions that require a different threshold in accordance with the terms of this Declaration, in which case such threshold), where appropriate, to protect the interests of the Trust and the Holders.

     (h) The Trustee may authorize one or more Persons (each, a "Paying Agent" and, initially, the Trustee) to pay Distributions or liquidation payments with respect to the ABC Securities. Any Paying Agent may be removed by the Trustee, the Initial Purchaser or a Majority in Face Amount at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Trustee.

     (i) The Trustee shall continue to serve as a trustee until either:

         (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the ABC Securities; or

         (ii) a Successor Trustee has been appointed and has accepted that appointment in accordance with Section 5.2.

     (j) Notwithstanding any other provision herein or elsewhere, the Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Trust Property or to otherwise take or refrain from taking any action under, or in connection with, this Declaration or any other document to which the Trust is a party, except for (i) duties expressly required to be performed by the Trustee by the terms of this Declaration or in accordance with written instructions from the Initial Purchaser, a Majority in Face Amount (except where a different threshold is required in accordance with the terms of this Declaration, in which case such threshold) or any other person authorized to instruct the Trustee hereunder and (ii) duties required to be performed by the Trust by any Trust Document.

     Reasonable expenses incurred by the Trustee necessary for exercising its powers and fulfilling its duties pursuant to this Declaration shall be reimbursed out of the assets of the Trust. If there is a dispute regarding any expenses of the Trust incurred by the Trustee and not accounted for in the Put Option Premium, the Trustee shall not be entitled to reimburse itself out of the assets of the Trust until thirty Business Days following the next succeeding Distribution Date provided that such reimbursement is otherwise permitted hereunder.

     The Trustee shall exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and intentions of the Trust set forth in Section 3.3, and the Trustee shall not take, nor shall the Holders or the Initial Purchaser instruct the Trustee to take, any action that is inconsistent with the purposes and intentions of the Trust set forth in Section 3.3. Any action inconsistent with the purposes and intentions of the Trust as set forth in Section 3.3 shall be of no effect and shall not bind the Trust.

Section 3.7 Certain Responsibilities of the Trustee.

     (a) No provision of this Declaration shall be construed to relieve the Trustee from liability for its own gross negligence, its own grossly negligent failure to act, bad faith or willful misconduct (or ordinary negligence with respect to allocation of funds or obligations to make payment on the ABC Securities or to the Asset Swap Counterparty (in the manner described in this Declaration) or calculations made by it with respect thereto) except that:

     (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of at least a Majority in Face Amount relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Declaration or when acting at the direction of the Initial Purchaser pursuant to the terms of this Declaration or the Asset Swap Counterparty pursuant to Section 3.6(c) of this Declaration;

     (iii) no provision of this Declaration shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that the repayment of such funds or protection from such liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it;

     (iv) the Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of Trust Property, the Property Account, the Appreciation Account, the Asset Swap Counterparty Account and the Put Counterparty Account shall be to deal with such property in a similar manner as the Trustee deals with similar property for its own account, subject to the protections, benefits, privileges, immunities and limitations on liability afforded to the Trustee under this Declaration; and

     (v) the Trustee shall have no duty or personal liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith or for or in respect of the validity or sufficiency of the documents to which the Trust or the Trustee is a party and the Trustee shall in no event assume or incur any liability, duty or obligation to any Person other than as expressly provided for herein.

     (b) In no event shall the Trustee or the Delaware Trustee be personally liable (i) for special, consequential or punitive damages, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers and dealers and (iv) for any losses due to forces reasonably beyond the control of the Trustee or the Delaware Trustee including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, com-

munications or computer (software and hardware) services including, without limitation, Internet services. Neither the Trustee nor the Delaware Trustee shall have any responsibility for the accuracy of any information provided to the Holders or any other person that has been obtained from, or provided to the Trustee or the Delaware Trustee by, any other entity.

Section 3.8 Certain Rights of Trustee.

(a)	Subject to the provisions of Section 3.7:

     (i) the Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document whether in its original or facsimile form reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

     (ii) any direction or act of the Initial Purchaser acting on behalf of or in connection with the Trust as contemplated by this Declaration shall be sufficiently evidenced by an Officer's Certificate;

     (iii) whenever in the administration of this Declaration the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may request and in the absence of bad faith on its part conclusively rely upon an Officer's Certificate of the Initial Purchaser;

     (iv) except as expressly set forth in this Declaration, the Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or re-registration thereof;

     (v) the Trustee may consult with counsel or other experts of its own selection, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be, but shall not be limited to, counsel to the Initial Purchaser or any of its Affiliates, and may include any of its employees. The Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

     (vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder or the Initial Purchaser, unless (a) such Holder or the Initial Purchaser shall have provided to the Trustee security and indemnity, reasonably satisfactory to the Trustee, against the costs, expenses (including reasonable attorneys’ fees and expenses and the reasonable expenses of the Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee and (b) the Trustee has been provided with the legal opinions, if any, required by this Declaration;

     (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may deem necessary at the expense of the Trust and shall incur no liability of any kind by reason of such inquiry or investigation;

     (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney selected in good faith (other than an agent or attorney that is an Affiliate of the Trustee); furthermore, the Trustee shall be under no obligation to monitor, and shall assume no personal liability for, the actions of the Asset Swap Counterparty, the Put Counterparty, the Tax Matters Partner or the Initial Purchaser in connection with their duties under this Declaration or in connection with the Trust generally;

     (ix) any action taken by the Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Trustee’s or its agent’s taking such action;

     (x) whenever in the administration of this Declaration the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (A) may request instructions from the Holders or the Initial Purchaser; provided, however, that instructions from the Holders may only be given by the Holders of the same proportion in face amount of the ABC Securities as would be entitled to direct the Trustee under the terms of the ABC Securities in respect of such remedy, right or action, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be fully protected and shall be treated as acting reasonably in conclusively relying upon or acting in accordance with such instructions and in not acting, to the extent instructions are not received within a specified period; provided, however, that to the extent the Trustee receives conflicting instructions from the Initial Purchaser and the Holders, the Trustee shall assume no liability for relying upon the instructions received from the Holders;

     (xi) except as otherwise expressly provided by this Declaration, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

     (xii) the Trustee shall not be required to take any action if the Trustee shall reasonably determine, or shall be advised by counsel in good faith that such action is likely to result in personal liability for the Trustee or is contrary to applicable law or the terms of this Declaration;

     (xiii) under no circumstances shall the Trustee be personally liable for indebtedness evidenced by or arising under any of the documents to which the Trust or the Trustee is a party; and

     (xiv) the Trustee shall not be liable for the default or misconduct of any agent, appointed by the Trustee in good faith, under any of the documents to which the Trust or the Trustee is a party or otherwise (provided that such agent is not an Affiliate of the Trustee), and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Declaration or the other documents to which the Trust or the Trustee is a party that are required to be performed by other Persons, including, without limitation, the Put Counterparty, the Regulation 114 Trust, the Asset Swap Counterparty and the Initial Purchaser.

     (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trustee shall be construed to be a duty.

     Section 3.9 Prohibition of Actions by the Trust and the Trustee. The Trust shall not, and the Trustee shall not cause the Trust to, nor shall the Initial Purchaser or the Holders direct the Trustee to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not, and the Trustee shall not cause the Trust to:

     (a) invest any interest or other distributions paid in respect of the Trust Property, other than pursuant to the terms of this Declaration, the ABC Securities and the Trust Documents;

     (b) acquire any assets other than as expressly provided herein;

     (c) possess Trust Property for a purpose other than those described in Section 3.3;

     (d) make any loans or incur any indebtedness other than the Promissory Note or acquire any securities other than the Assigned Interest, the Preference Ordinary

Shares (if applicable), assets to be deposited in the Appreciation Account and any other indebtedness or securities acquired pursuant to a Trust Document;

     (e) except as expressly set forth herein, act in such a way as to vary the terms of the ABC Securities in any way whatsoever;

     (f) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust, other than the ABC Securities;

     (g) (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trust as the holder of Trust Property or exercising any power conferred upon holders of Trust Property, (ii) waive any past Payment Default or violation that is waivable under the terms of any Trust Property or (iii) consent to any amendment or modification of the terms of any Trust Property where such consent shall be required, except in each case after receiving instructions from the Holders and/or the other applicable parties as provided for in Article 13 hereof;

     (h) file a certificate of cancellation of the Trust or take any other action to terminate the Trust, except in connection with a liquidation of the Trust pursuant to Article 10 hereof;

     (i) take any action that would cause the Trust to be deemed or classified as an Investment Company within the meaning of the Investment Company Act or as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes; or

     (j) amend any of the Service Agreements, including but not limited to amendments regarding the fees payable by the Trust pursuant to such Service Agreements, without the prior written consent of the Put Counterparty, which consent will not be unreasonably withheld.

     Section 3.10 Execution of Documents. Except as otherwise required by the Statutory Trust Act, the Trustee is authorized to execute on behalf of the Trust any documents that the Trustee has the power and authority to cause the Trust to execute pursuant to Section 3.6.

     Section 3.11 No Representations of Trustee. The Trustee makes no representations as to the value or condition of the Trust Property or any part thereof. Except as expressly set forth in Article 14, the Trustee makes no representations as to the validity or sufficiency of this Declaration or the ABC Securities.

     Section 3.12 Duration of the Trust. The Trust, unless terminated earlier pursuant to the provisions of Article 6 or Article 10 hereof, shall have perpetual existence.

Section 3.13 Mergers

     (a) The Trust may not consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described in Section 3.13(b), and except that the Trust may distribute its assets to the Holders or to such persons as the Holders may direct upon liquidation of the Trust in accordance herewith, and to the Asset Swap Counterparty pursuant to the terms of the Asset Swap Arrangement and to the Put Counterparty pursuant to the terms of the Put Agreement and the Rate Swap Arrangement.

     (b) The Trust may, with the unanimous consent of the Holders, consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States.

     Section 3.14 Limitation on Directions to Trustee. The Holders and the Initial Purchaser shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Declaration or any of the documents to which the Trust is a party or would be contrary to Section 3.3 hereof, nor shall the Trustee be obligated to follow any such direction, if given.

ARTICLE IV

RESPONSIBILITIES OF THE INITIAL PURCHASER

     Section 4.1 Responsibilities of the Initial Purchaser. In connection with the issue and sale of the ABC Securities, the Initial Purchaser shall have the exclusive right and responsibility to engage in the following activities:

     (a) to determine the states in which to take appropriate action to qualify or register for sale all or part of the ABC Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust, the Trustee and their Affiliates or agents of actions they must take, and prepare for execution and filing any documents to be executed and filed by the Trust as the Initial Purchaser deems necessary or advisable in order to comply with the applicable laws of any such states; and

     (b) to, at the Trust's expense, advise the Trust, the Trustee and their Affiliates or agents of actions they must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Initial Purchaser deems necessary or advisable in order to comply with any applicable rules and regulations of the Commission promulgated under the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and to obtain or maintain exemptions therefrom or other forms of relief thereunder or to make any filings or take any actions required thereby or deemed necessary or advisable with respect to the ABC Securities or any Trust Property.

ARTICLE V

TRUSTEES

Section 5.1 Trustee; Eligibility

     (a) There shall at all times be one primary trustee (the "Trustee") which shall act as Trustee and which shall:

     (i) not be an Affiliate of the Initial Purchaser or the Put Counterparty; and

     (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Trustee shall cease to be eligible to so act under Section 5.1(a), the Trustee shall immediately resign in the manner and with the effect set forth in Section 5.2(b).

     (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act (see Appendix B), the Trustee and the Initial Purchaser shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     (d) The initial Trustee shall be The Bank of New York (Delaware), a Delaware banking corporation. Such Trustee shall be entitled to receive a fee for serving as Trustee in accordance with the letter attached hereto as Exhibit B.

     (e) In accepting the trust hereby created, the Trustee agrees to act solely as trustee hereunder and not in its individual capacity, except as expressly provided herein and in the Trust Documents. All Persons having any claim against the Trustee in its capacity as such by reason of the transactions contemplated by the Trust Documents shall look only to the Trust Property (or a part thereof, as the case may be) and not to the Trustee in its individual capacity. Without limiting the generality of the foregoing, the Trustee in its capacity as such or individually shall not be responsible or liable for or in respect of the validity or sufficiency of this Declaration, or for the form, character, genuineness, sufficiency, value, or validity of the Trust Property.

Section 5.2 Appointment, Removal and Resignation of Trustees.

     (a) Subject to the provisions of this Section 5.2, the Trustee or the Delaware Trustee may be appointed or removed or replaced without cause at any time by a vote of 75% of the then outstanding face amount of ABC Securities; provided, however, that at all times there shall be a Trustee and a Delaware Trustee (which shall initially be The Bank of New York (Delaware)); and provided further that:

     (i) The Trustee shall not be removed in accordance with this Section 5.2(a) until a successor Trustee possessing the qualifications to act as Trustee under Section 5.1 (a "Successor Trustee") has been appointed by a vote of 75% of the then outstanding face amount of ABC Securities and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Initial Purchaser.

     (ii) The Trustee shall not be removed in accordance with Section 5.2(a) unless the Successor Trustee is also a Delaware Trustee; provided, however, that if the Successor Trustee is not a Delaware Trustee, the Trustee may be removed if a Delaware Trustee is appointed concurrently with the Successor Trustee; provided further, however, that if the Successor Trustee is not a Delaware Trustee and a Delaware Trustee is appointed for the sole purpose of satisfying Section 3807(a) of the Statutory Trust Act, such Delaware Trustee shall not be entitled to exercise any powers, nor have any of the duties and responsibilities of a Trustee described in this Declaration, except as may be mandated by the Statutory Trust Act.

     (iii) A Delaware Trustee that is not also the Successor Trustee shall not be removed in accordance with Section 5.2(a) until a successor Delaware Trustee (a "Successor Delaware Trustee") has been appointed by a vote of 75% of the then outstanding face amount of ABC Securities and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trustee.

          (b) A trustee appointed to office shall hold office until its successor shall have been appointed by the Holders in accordance with this Declaration or until its termination, removal or resignation. Any trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the trustee and delivered to the Initial Purchaser, the Trust and all of the Holders, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

               (i) No such resignation of a Trustee shall be effective:

               (A) until a Successor Trustee has been appointed and has accepted such appointment by an instrument executed by such Successor Trustee and delivered to the Trust, the Initial Purchaser, the Delaware Trustee and the resigning trustee; or

               (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders; and

               (ii) No such resignation of a Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by an instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Initial Purchaser, the Trustee and such resigning Delaware Trustee.

     (c) If no Successor Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.2 within ninety (90) days after delivery to the Initial Purchaser and the Trust of an instrument of resignation, the resigning Trustee or Delaware Trustee, as applicable, may petition at the expense of the Trust any court of competent jurisdiction for appointment of a Successor Trustee or Successor Delaware Trustee, as the case may be. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee or Successor Delaware Trustee, as the case may be.

     (d) No Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Trustee or Successor Delaware Trustee, as the case may be.

     Section 5.3 Delegation of Power. The rights, duties and powers of the Trustee as set forth in this Declaration may be delegated to one or more Affiliates of the Trustee; provided, however, that each such delegatee meets the eligibility requirements set forth in Section 5.1; and, provided further, that as a condition to any such delegation, the delegatee shall expressly agree to be jointly and severally liable with the Trustee for any liability arising out of or in connection with such delegation; provided, however, that such delegation shall in no manner relieve the Trustee from its duties or obligations under this Declaration nor relieve the Trustee of its liabilities, if any, for such actions. The Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6; provided, however, that such delegation shall in no manner relieve the Trustee from its duties or obligations under this Declaration nor relieve the Trustee of its liabilities, if any, for such actions.

     Section 5.4 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee or the Delaware Trustee may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee or the Delaware Trustee shall be the successor of the Trustee or the Delaware Trustee, as the case may be, hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

TERMS OF ABC SECURITIES

Section 6.1 Authorization and Designation of ABC Securities.

     (a) The Trust is authorized to issue undivided beneficial interests in the assets of the Trust up to an aggregate initial face amount of $500,001,000, which shall constitute and be designated the "Asset Backed Capital Commitment Securities."

     (b) The Trust shall issue only one class of ABC Securities and is not authorized to issue more than one class of securities.

     (c) ABC Securities issued and sold as contemplated herein shall be deemed to be duly issued, fully paid and nonassessable; provided, however, that ABC Securities will be issued only in denominations of $1,000.

     (d) The Initial Purchaser hereby instructs the Trustee to authorize the ABC Securities by executing the Certificate of Designation attached to this Declaration as Appendix A, which shall be deemed to be a part of this Declaration, and the Certificates and any certificate of authentication on such Certificates relating to the ABC Securities required to be executed pursuant to Sections 11.4 and 11.5 and any other certificate required to be executed pursuant to Section 11.6, to execute each of the Trust Documents on behalf of the Trust, and to cause the Trust to perform its obligations thereunder.

     (e) Each ABC Security shall represent an undivided beneficial interest in the Trust Property. The specific rights, terms and powers of the ABC Securities are set forth in the Certificate of Designation, which may be amended or supplemented by the Trustee upon receipt of written instructions from the Initial Purchaser, subject to compliance with the terms of this Declaration (including the requirements of Section 13.3 of this Declaration). Any amendment to the Certificate of Designation shall have the status of an amendment to this Declaration.

     (f) The authorization of the ABC Securities shall be effective upon the execution by the Trustee of the Certificate of Designation setting forth the establishment and the terms of the ABC Securities. The ABC Securities shall be deemed to be equity securities for all purposes under Delaware law.

     (g) All ABC Securities shall represent equal proportionate beneficial interests in the assets of the Trust (subject to the liabilities of the Trust), and each ABC Security shall rank equal to each other ABC Security. The Trustee may from time to time, upon the written instructions of the Initial Purchaser or a Majority in Face Amount, divide or combine the ABC Securities into a greater or lesser number of ABC Securities without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of the Holders; provided, however, that upon any such division or combination of ABC Securities, any fractional shares resulting from such recombination are redeemed and the face amount of such redeemed shares is distributed to Holders in cash.

Section 6.2 Distributions.

     (a) Distributions shall be paid to the Holders with such frequency as may be set forth in the Certificate of Designation. Distributions shall be paid from the Property Account out of such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets of the Trust held in the Property Account, after providing for certain of the actual and accrued liabilities of the Trust. The Trust intends to distribute any residual cash, after payment of all the Trust's expenses, to Holders on a Pro Rata basis. Distributions not in connection with a liquidation or dissolution of the Trust shall be distributed Pro Rata to the Holders. Distributions in connection with a liquidation or dissolution of the Trust shall be distributed as required by Section 10.2 hereof. Distributions made in accordance with the provisions of this Declaration in connection with a liquidation or dissolution may be made in cash or Trust Property or a combination thereof. All other distributions shall be made in cash, except as provided in Section 6.6.

     (b) Subject to any provision to the contrary in any of the Trust Documents, any amounts received by the Trust in respect of the Trust Property shall, upon receipt by the Trustee or the Paying Agent, as the case may be, be deposited in the Property Account; provided, however, that (i) cash and/or other Assets (or any part thereof) distributed to the Trust as described in Section 3.6(c) shall be deposited in the Appreciation Account; (ii) amounts distributed or paid to the Trust as described in Section 3.6(d) shall be deposited in the Asset Swap Counterparty Account; and (iii) amounts distributed or paid to the Trust as described in Section 3.6(e) shall be deposited in the Put Counterparty Account. On each Distribution Date, all amounts on deposit in the Property Account shall be distributed by the Paying Agent to the Holders pursuant to this Declaration. Any amounts that are on deposit in any of the Property Account, the Asset Swap Counterparty Account or the Put Counterparty Account and which are not distributed on the day such amounts are received by the Trust shall be deposited, in the name of the respective account from which such amounts originated, in The Bank of New York Money Market Fund (or such other account as may be determined from time to time by the written agreement of the Trustee, the Asset Swap Counterparty and the Put Counterparty) until such amounts are distributed in accordance with this Declaration.

     Section 6.3 No Preemptive Rights. No Holder, by virtue of holding ABC Securities, shall have any preemptive or other right to subscribe for any additional ABC Securities.

     Section 6.4 No Redemption Rights. The ABC Securities shall not be redeemable at the option of the Holder, except as provided for in Section 6.6 hereof.

     Section 6.5 Mandatory Redemption. The Trust will redeem the ABC Securities for cash (and/or Preference Ordinary Shares) and liquidate in accordance with Section 10.2 hereof without a vote of the Holders only upon the termination of the Asset Swap Arrangement for any reason other than as a result of: (i) a voluntary or deemed automatic exercise in full of the put option under the Put Agreement; or (ii) a voluntary termination of the Put Agreement by the Put Counterparty.

Section 6.6 Optional Redemption. At any Liquidation Shareholders Meeting, the Holders of ABC Securities will be asked to vote on whether to elect to have their ABC Securities redeemed, with such vote being conducted in accordance with Section 13.5 hereof, except to the extent provided otherwise in this Section 6.6 and Section 13.6. If Holders of a majority in face amount of ABC Securities actually voting on such matters elect to have their ABC Securities redeemed, then all of the ABC Securities will be redeemed and the Trust will be liquidated in accordance with Article 10 hereof. If Holders of less than a majority in face amount of ABC Securities actually voting on such matters elect to have their ABC Securities redeemed, the Trust will redeem the ABC Securities of such Holders and will distribute to such Holders their Pro Rata portion of the assets of the Trust. In such event, those Holders of ABC Securities that do not vote to elect to have their ABC Securities redeemed will continue to hold their ABC Securities. Redemption proceeds will consist of cash and/or Preference Ordinary Shares which will depend on whether as of the time the liquidation commences, the option under the Put Agreement has been exercised (in part or in full).

Section 6.7 Program Meeting

     (a) No more than 60 days after a partial redemption of ABC Securities following a Liquidation Shareholders Meeting, the Trustee will call a meeting of the remaining Holders (the "Remaining Holders") to vote on a new investment program (a "Program Meeting"). At the Program Meeting, the Remaining Holders will have the authority to direct the Trustee to invest the assets of the Trust in a new eligible investment program (an "Eligible Investment Program"). An Eligible Investment Program means an investment program that: (i) shall be submitted to the Trustee in the name of the Remaining Holders representing at least 5% in face amount of ABC Securities still outstanding following a redemption in accordance with Section 6.6 hereof; (ii) contains a reasonably detailed description of the investment program; and (iii) is distributed to the other Remaining Holders at least 20 days prior to the Program Meeting.

     (b) If more than one Eligible Investment Program is submitted to the Remaining Holders for approval, the Eligible Investment Program receiving a plurality of the votes at the Program Meeting will become the investment program under which the remaining assets of the Trust are invested. If only one Eligible Investment Program is submitted to the Remaining Holders for approval, then the Holders of a majority in face amount of ABC Securities voting on such matter at the Program Meeting must vote in favor of such investment program in order to have it become the investment program of the Trust. If an Eligible Investment Program is not submitted to the Remaining Holders, or if only one Eligible Investment Program is submitted but it fails to be approved by a the Holders of a majority in face amount of ABC Securities actually voting on such matter, then all ABC Securities will be redeemed and the Trust will liquidate in accordance with Article 10 hereof. Every Remaining Holder will bear its pro rata portion of the expenses incurred by the Trust and the Trustee in connection with a Program Meeting and the implementation of an Eligible Investment Program, unless such amounts are otherwise provided for in such Eligible Investment Program.

     Section 6.8 Status of ABC Securities. Every Holder, by virtue of having become a Holder, shall be deemed to have expressly assented and agreed to the terms hereof and the Certificate of Designation and to have become a party hereto. ABC Securities shall be deemed to be personal property, giving only the rights provided herein. Ownership of ABC Securities shall not entitle the Holder to any title in, or to the whole or any part of, the Trust Property or right to call for a partition or division of the same or for an accounting. The bankruptcy of a Holder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any bankrupt Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustee.

     Section 6.9 CUSIP Numbers. The Trust, in issuing the ABC Securities, may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of liquidation as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the ABC Securities or as contained in any notice of a liquidation and that reliance may be placed only on the other identification numbers printed on the ABC Securities, and any such liquidation shall not be affected by any defect in or omission of such numbers.

ARTICLE VII

CAPITAL

     Section 7.1 Initial Capital. The capital of the Trust as of the date hereof shall be equal to the aggregate of the Capital Accounts of the Trust as of the date hereof.

     Section 7.2 Capital Accounts. A Capital Account shall be established and maintained for each Beneficial Owner on the books of the Trust. The term "Capital Account" shall mean the capital account maintained for such Beneficial Owner in accordance with the following provisions. The Capital Account of each Beneficial Owner as of the date hereof shall be equal to the cash transferred by such Beneficial Owner to the Trust as of the date hereof.

(a) Each Beneficial Owner's Capital Account shall be increased by:

     (i) The amount of Capital Contributions to the Trust made by any Beneficial Owner subsequent to the date hereof;

     (ii) The amount of Net Profit allocated to the Beneficial Owner pursuant to Article VIII hereof; and

     (iii) Any other increases required by the Regulations.

(b) Each Beneficial Owner's Capital Account shall be decreased by:

     (i) The amount of Net Loss allocated to the Beneficial Owner pursuant to Article VIII hereof;

     (ii) All amounts paid or distributed to the Beneficial Owner pursuant to Section 6.2(a) hereof, other than amounts required to be treated as a payment for property or services under the Code;

     (iii) The fair market value of any property distributed in kind to the Beneficial Owner (net of any liabilities secured by such distributed property that such Beneficial Owner is considered to assume or take subject to for purposes of Section 752 of the Code); and

     (iv) Any other decreases required by the Regulations.

     (c) In determining the amount of any liability for purposes of Section 7.2(b) hereof, there shall be taken into account Section 752 of the Code and any other applicable provisions of the Code and any Regulations promulgated thereunder. The Tax Matters Partner shall instruct the Trustee as to what action, if any, the Trustee shall take in connection with determinations by the Tax Matters Partner.

     (d) All provisions of this Declaration relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), as amended, and shall be interpreted and applied in a manner consistent with such Regulations. The Trust shall make any appropriate modifications in the event unanticipated events might otherwise cause this Declaration not to comply with Regulations under Section 704 of the Code. The Tax Matters Partner shall instruct the Trustee as to what action, if any, the Trustee shall take in connection with determinations by the Tax Matters Partner.

     (e) In the event that a Beneficial Owner's interest in the Trust or a portion thereof is transferred in accordance with the provisions of this Declaration, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the interest or portion thereof so transferred.

     Section 7.3 Interest. Except as provided herein, no Beneficial Owner shall be entitled to interest on or with respect to any Capital Contribution to the Trust.

     Section 7.4 Additional Capital Contributions. In no event shall any Beneficial Owner be required to make any additional Capital Contribution to the Trust.

ARTICLE VIII

NET PROFIT AND NET LOSS

     Section 8.1 Net Profit and Net Loss. Beneficial Owners shall share in all Net Profit and Net Loss in proportion to their Interest Percentages.

     (b) Notwithstanding the foregoing, no item of loss or deduction of the Trust shall be allocated to a Beneficial Owner if such allocation would cause or increase an Adjusted Capital Account Deficit, and such items shall instead be allocated (i) to the Beneficial Owners who do not have Adjusted Capital Account Deficits, in proportion to their Interest Percentages or (ii) if all Beneficial Owners have Adjusted Capital Account Deficits, in accordance with Sections 8.2(d) or (e) hereof (whichever applies).

     Section 8.2 Adjustments and Special Allocations. The following special allocations shall be made in the following order and prior to any other allocations under this Declaration:

     (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII and except as otherwise provided in Regulation Section 1.704-2(f), if there is a net decrease in Trust Minimum Gain during any Fiscal Year, each Beneficial Owner shall be specially allocated items of the Trust's income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Beneficial Owner's share of the net decrease in Trust Minimum Gain, as determined under Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Beneficial Owner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2. This Section 8.2(a) is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2 and shall be interpreted consistently therewith.

     (b) Beneficial Owner Minimum Gain Chargeback. Except as otherwise provided in Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article VIII, if there is a net decrease in Beneficial Owner Nonrecourse Debt Minimum Gain attributable to a Beneficial Owner Nonrecourse Debt, each Beneficial Owner who has a share of the Beneficial Owner Nonrecourse Debt Minimum Gain attributable to such Beneficial Owner Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(5), shall be specially allocated items of the Trust's income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Beneficial Owner's share of the net decrease in Beneficial Owner Nonrecourse Debt Minimum Gain attributable to such Holder Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Beneficial Owner pursuant thereto. The items to be allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This Section 8.2(b) is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Beneficial Owner unexpectedly receives any adjustments, allocations, or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of the Trust's income and gain shall be specially allocated to such Beneficial Owner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 8.2(c) shall be made only if and to the extent that such Beneficial Owner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8.2(c) have been tentatively made as if this Section 8.2(c) were not in the Declaration. This Section 8.2(c) is intended to constitute a "qualified income offset" within the meaning of Regulation 1.704-1(b)(2)(ii)(d) and should be interpreted consistently therewith.

     (d) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated among the Beneficial Owners in accordance with their respective Interest Percentages.

     (e) Beneficial Owner Nonrecourse Deductions. Any Beneficial Owner Nonrecourse Deductions for any Fiscal Year of the Trust or portion thereof shall be allocated to the Beneficial Owner who bears the economic risk of loss with respect to the Beneficial Owner Nonrecourse Debt to which such Beneficial Owner Nonrecourse Deductions are attributable, in accordance with Regulation Section 1.704-2(i)(1).

Section 8.3 Tax Allocations.

     (a) Items of income, gain, loss, deduction and credit of the Trust for each Distribution Period will be allocated for U.S. federal, state and local income tax purposes, among the Beneficial Owners in the same manner as the Net Profit (or items thereof) or Net Loss (or items thereof) of which such items are components were allocated pursuant to Sections 8.1 and 8.2 hereof, subject, however, to any adjustment required to comply with Section 704(c) of the Code or the Regulations promulgated under Section 704 of the Code.

     (b) In the event of a transfer of ABC Securities during a Distribution Period, items to be allocated pursuant to Sections 8.3(a) above shall be allocated between the transferor and transferee based on the number of days that the transferor or transferee (as the case may be) owns ABC Securities during such Distribution Period.

     Section 8.4 Determination by Tax Matters Partner of Certain Matters. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of income, gain, loss, deduction, expense and credit for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Declaration shall be determined by the Tax Matters Partner in its discretion acting in good faith and taking into account the interests of all Beneficial Owners. Such determination shall be final and conclusive as to all Beneficial Owners. Notwithstanding anything expressed or implied to the contrary in this Declaration, in the event that the Tax Matters Partner shall determine, in its discretion acting in good faith and taking into account the interests of all Beneficial Owners, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed (including, without limitation, allocations pursuant to Section 8.3) in order to effectuate the intended economic sharing arrangement of the Beneficial Owners as reflected in this Article VIII (including, without limitation, to avoid any economic distortions resulting from the special allocations in Sections 8.1(b) and 8.2 hereof), the Tax Matters Partner may make such modification. The Tax Matters

Partner shall instruct the Trustee as to what action, if any, the Trustee shall take in connection with determinations by the Tax Matters Partner, and the Trustee shall assume no liability for relying upon such instructions.

     Section 8.5 Treatment as Partnership. The Trust will be treated as a partnership for United States federal income tax purposes and will not be treated as an association or a publicly traded partnership subject to tax as a corporation and no election will be made by or on behalf of the Trust to treat the Trust as a corporation for United States federal income tax purposes. The provisions of this Declaration shall be interpreted to further this intention of the parties.

ARTICLE IX

ACCOUNTING AND RECORDS

Section 9.1 Tax Elections. The Tax Matters Partner shall:

     (a) adopt the calendar year, or such other period as required by the Code, as the Trust's Fiscal Year;

     (b) adopt the accrual method of accounting;

     (c) make elections to integrate each Confirmation with the relevant Eligible Asset pursuant to Regulation Section 1.1275-6; and

     (d) make any other elections with respect to federal, state and local tax matters as the Tax Matters Partner shall determine from time to time.

Section 9.2 Annual Tax Information.

     (a) The Trustee shall cause the Trust to deliver to each Beneficial Owner a Schedule K-1 setting forth such Beneficial Owner's allocable share of income, gain, loss and deduction (as computed by the Tax Matters Partner) of the Trust for the prior Fiscal Year within one hundred and twenty (120) days of the close of such Fiscal Year.

     (b) The Trustee shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return and any other annual income tax returns required to be filed on behalf of the Trust with any state or local taxing authority.

Section 9.3 Tax Matters Partner.

     (a) GSS Holdings II, Inc. shall be designated on the Trust's annual United States federal information tax return as the Tax Matters Partner as provided in Section 6231(a)(7) of the Code and Regulations Section 301.6231(a)(7)-2. In the event the Trust shall be the subject of an income tax audit by any federal, state or local author-

ity, to the extent the Trust is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Trust and each Beneficial Owner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Trust.

     (b) The Trust shall issue to the Tax Matters Partner one ABC Security with a face amount of $1,000. Such ABC Security shall be held by the Trustee for the benefit of the Tax Matters Partner. The Tax Matters Partner may not sell or transfer such ABC Security except as provided in this Section 9.3(b). The Tax Matters Partner may only sell or transfer its ABC Security if it is removed, or otherwise no longer serves, as Tax Matters Partner of the Trust; provided that, any such sale or transfer permitted by this Section 9.3(b) may only be made to the successor Tax Matters Partner. Upon the redemption of the ABC Securities, the Tax Matters Partner is entitled to have the ABC Security issued in its name redeemed only for cash, and only to the extent that there is excess cash available to make such redemption after all of the ABC Securities held by the other Holders have been redeemed and the Distribution at the Fixed Rate or the Floating Rate, as the case may be, has been made to the Holders. If there is not cash available to redeem the ABC Security held by the Tax Matters Partner, such ABC Security will be cancelled and the Tax Matters Partner will have no claim against the Trustee, the Trust or the Holders for such cancellation or a right to any Preference Ordinary Shares, if such shares are issued. Except as otherwise provided in this Section 9.3 and except for purposes of applying the limitations on the maximum number of Beneficial Owners of ABC Securities, the Tax Matters Partner shall be treated as a Beneficial Owner for purposes of applying the provisions of this Declaration.

     (c) The Beneficial Owners shall not take any position on their tax returns inconsistent with the reporting of tax items on the Trust's tax return.

     (d) No provision of this Declaration shall require the Tax Matters Partner to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or protection from such liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Tax Matters Partner against such risk or liability is not reasonably assured to it.

     (e) The Tax Matters Partner may consult with counsel or other experts of its own selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be, but shall not be limited to, counsel to the Initial Purchaser or any of its Affiliates, and may include any of its employees.

     (f) Under no circumstances shall the Tax Matters Partner be liable for indebtedness evidenced by or arising under any of the documents to which the Trust, or the Tax Matters Partner, is a party, including, without limitation, the ABC Securities.

     Section 9.4 Annual Audit or Review. The books and records of the Trust shall be audited or reviewed as of the end of each Fiscal Year by an independent accounting firm selected by the Trustee.

     Section 9.5 Certain Accounting Matters. At all times during the existence of the Trust, the Trustee shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

ARTICLE X

DISSOLUTION AND TERMINATION OF THE TRUST

     Section 10.1 Dissolution and Termination of the Trust. The Trust shall dissolve upon, and only upon, the earliest to occur of the following:

     (a)  the entry of a judicial dissolution of the Trust;

     (b) before the issuance of any ABC Securities by the Trust, the receipt by the Trustee of written instruction from the Initial Purchaser; or

     (c) redemption in full of the ABC Securities (including, but not limited to, a redemption in full as provided for in Section 6.5 and Section 6.6 hereof).

Section 10.2 Liquidation and Dissolution.

     (a) Upon the occurrence of an event described in Section 10.1, the Trustee shall proceed to wind up the affairs of the Trust, distribute its assets in the order of priority described in Section 10.2(b), and liquidate, subject to, in the case of the Tax Matters Partner, Section 9.3(b).

     (b) The proceeds referred to in Section 10.2(a) shall be applied in the following order of priority:

          (i)  to the expenses of liquidation; and then

          (ii) to the payment of the debts and liabilities of the Trust, as required by applicable law, including, without limitation, any outstanding expenses, fees or indemnity obligations owing to the Trustee, the Delaware Trustee and the Tax Matters Partner; and then

     (iii) to the Holders in accordance with each Holder's positive Capital Account balance having made all Capital Account adjustments for the Trust's final Fiscal Year in which such liquidation or dissolution occurs.

     (c) For purposes of the application of this Section 10.2 and determining the Holders' Capital Accounts on liquidation or dissolution, all unrealized income, gain, loss and deduction of the Trust shall be treated as realized and recognized immediately before any such distributions.

     (d) In connection with any liquidation of the Trust described in this Article 10, a liquidation payment will be made with respect to the ABC Securities on the first Distribution Date occurring after the determination to liquidate the Trust is made, or as soon thereafter as the Trustee determines to be practicable.

     (e) Upon completion of the distribution of the Trust's assets, the Delaware Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware terminating the Trust.

     (f) The provisions of Sections 3.6, 3.7 and Article 12 shall survive the termination of the Trust.

ARTICLE XI

TRANSFER OF ABC SECURITIES

Section 11.1 Restrictions on Transfer of ABC Securities.

     (a) The ABC Securities may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an applicable exemption from the registration requirements of the Securities Act and (ii) to a person who is a qualified purchaser (referred to as a "QP") (as defined under the Investment Company Act) and a qualified institutional buyer (referred to as a "QIB") (as defined under Rule 144A under the Securities Act).

     (b) No ABC Securities shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Declaration. Any purported transfer of ABC Securities not made in accordance with this Declaration (including without limitation any transfer that violates this Section 11.1 or Section 11.2 hereof) shall be void and of no legal effect whatsoever. Any intended transferee in a purported transfer not made in accordance with this Declaration (including without limitation any transfer that violates this Section 11.1 or Section 11.2 hereof) is hereby deemed not to be the beneficial owner of any ABC Securities or any other interest in the Trust for any purpose, including but not limited to, the receipt of Distributions and any other payments on such ABC Securities, and is deemed to have no interest whatsoever in such ABC Securities or in the Trust. In such a case, the purported transferor of such ABC Securities is hereby deemed to be the Beneficial Owner of such ABC Securities for all purposes notwithstanding its purported transfer of such ABC Securities. The Registrar shall not register the issuance of, the transfer of or exchange any ABC Securities not made in accordance with this Declaration (including without limitation any transfer that violates Section 11.1 or 11.2 hereof).

     Section 11.2 Authentication and Transfer of Certificates. The Trustee shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Trustee may reasonably require) in respect of any tax or other government charges that may be imposed in relation to such transfer. Upon surrender for registration or transfer of any Certificate representing ABC Securities, the Trustee shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every such Certificate surrendered for registration or transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or such Holder’s attorney duly authorized in writing representing that such Holder has complied with the restrictions set forth in this Article XI. Each Certificate surrendered for registration or transfer shall be canceled by the Trustee. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

     Section 11.3 Deemed Security Holders. The Trustee may treat the Person in whose name any ABC Securities shall be registered on the books and records of the Trust as the sole Holder of such ABC Securities for purposes of receiving Distributions and for all other purposes whatsoever (other than Section 11.1 hereof) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such ABC Securities on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

Section 11.4 Certificates.

     (a) ABC Securities will be initially evidenced by one or more fully registered certificates (each a "Certificate"), in the form attached hereto as Exhibit A, and shall be authenticated and executed by the Trustee on behalf of the Trust. Such Certificates shall initially be registered on the books and records of the Trust in the name of the Pass-Through Trust and the Tax Matters Partner (as provided for in Section 9.3(b)).

     (b) To the extent that the provisions of this Section 11.4 conflict with any other provisions of this Declaration, the provisions of this Section 11.4 shall control.

     Section 11.5 Appointment of Authenticating Agent. At any time when any Certificates remain outstanding, the Trustee may appoint an authenticating agent or agents (each an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee to authenticate Certificates issued upon original issuance, exchange or registration of transfer. The Trustee may revoke such power and remove any Authenticating Agent at any time.

     If any Authenticating Agent is appointed hereunder, the Certificates may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Certificates referred to in the within-mentioned Trust Declaration.

[Name of Trustee], not in its individual capacity
but solely as Trustee

By: ______________________
as Authenticating Agent

By: ______________________
Authorized Signatory

     Section 11.6 Mutilated, Destroyed, Lost or Stolen ABC Securities. If (a) any mutilated Certificates are surrendered to the Trustee, or if the Trustee shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificates; and (b) there shall be delivered to the Trustee such security or indemnity as may be required by them to keep each of them harmless; then, in the absence of notice that such Certificates shall have been acquired by a protected purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificates, new Certificates of like denomination. In connection with the issuance of any new Certificates under this Section 11.6 the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificates issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Certificates, as if originally issued, whether or not the lost, stolen or destroyed Certificates shall be found at any time.

ARTICLE XII

     LIMITATION OF LIABILITY OF HOLDERS, THE TRUSTEE, THE DELAWARE TRUSTEE OR OTHERS

Section 12.1 Liability.

     (a) Except as expressly set forth in this Declaration and the terms of the ABC Securities, the Initial Purchaser, the Tax Matters Partner, the Trustee and the Delaware Trustee shall not be:

     (i) personally liable for the return of any portion of the investment of Holders in the ABC Securities (or any return thereon), which shall be made solely from assets of the Trust;

     (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise; and

     (iii) required to pay any fees or expenses relating to the operation of the Trust.

     (b) Pursuant to Section 3803(a) of the Statutory Trust Act, Holders shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Each Certificate is fully paid and non-assessable.

     (c) To the fullest extent permitted by law, the assets of the Trust will be used to indemnify the (i) Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Trustee or the Delaware Trustee and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Class I Indemnified Person") for, and each Class I Indemnified Person will be held harmless against, any loss, obligation, action, suit, damage, claim, liability or expense including taxes (other than taxes based on or determined (in whole or in part) by reference to the income of the Trustee, the Delaware Trustee or such other Person) incurred without gross negligence (or ordinary negligence with respect to allocation of funds or obligations to cause payments to be made on the ABC Securities or calculations made with respect thereto) or bad faith or willful misconduct on the part of the Trustee or the Delaware Trustee arising out of or in connection with the acceptance or administration of the Trust, the Trust Property, or relating to this Declaration or any other document or agreement entered into by or on behalf of the Trust or the Trustee, including the costs, disbursements and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating any claim or liability in connection with, the exercise or performance of any of its powers or duties hereunder.

     In addition, to the fullest extent permitted by law, and only after the use of assets to provide any indemnification required by the preceding paragraph, if applicable, the assets of the Trust will be used to indemnify the (x) the Initial Purchaser (solely in connection with the Initial Purchaser acting in its capacity as the Initial Purchaser of the Trust and not in connection with its purchase or ownership of ABC Securities), (y) the Tax Matters Partner and (z) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Initial Purchaser or the Tax Matters Partner (each of the Persons in (x) through (z) being referred to as a "Class II Indemnified Person") for, and each Class II Indemnified Person will be held harmless against, any loss, obligation, action, suit, damage, claim, liability or expense including taxes (other than taxes based on or determined (in whole or in part) by reference to the income of the Initial Purchaser, the Tax Matters Partner or such other Person) incurred without gross negligence or bad faith or willful misconduct on the part of the Initial Pur-

chaser (solely in connection with the Initial Purchaser acting in its capacity as the Initial Purchaser of the Trust and not in connection with its purchase or ownership of ABC Securities) or the Tax Matters Partner arising out of or in connection with the acceptance or administration of the Trust, the Trust Property, or relating to this Declaration or any other document or agreement entered into by or on behalf of the Trust or the Trustee, including the costs, disbursements and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating any claim or liability in connection with, the exercise or performance of any of its powers or duties hereunder.

     The obligation to indemnify as set forth in this Section 12.1(c) shall survive the satisfaction and discharge of this Declaration, the redemption of ABC Securities or the resignation or removal of the Trustee, the Delaware Trustee, the Initial Purchaser or the Tax Matters Partner.

     (d) The Trustee shall have a first priority lien on Trust Property for the payment of all amounts owed to it under this Declaration, provided that any transfer of Trust Property pursuant to a Trust Document shall be made free and clear of such lien, but such lien shall apply instead to any proceeds of such Trust Property.

     (e) The Initial Purchaser undertakes to perform such duties and only such duties as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration.

     (f) In the absence of gross negligence or willful misconduct on the part of the Initial Purchaser, the Initial Purchaser shall not be liable for any action taken, suffered, or omitted or for any error in judgment made by it in the performance of its duties under this Declaration. The Initial Purchaser shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without gross negligence to make any determination or declaration hereunder. The Initial Purchaser shall not be liable for any error in judgment made in good faith unless the Initial Purchaser shall have been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Initial Purchaser be liable for special, consequential or punitive damages or for any failure or delay in the performance of its obligations under this Declaration due to forces reasonably beyond the control of the Initial Purchaser including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services including, without limitation, Internet services; it being understood that the Initial Purchaser shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     Section 12.2 Outside Businesses. Any of the Initial Purchaser, the Trustee, the Delaware Trustee, the Tax Matters Partner, the Trust’s officers, directors, shareholders, partners, members, representatives, employees or Affiliates, and the Holders may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the foregoing Persons shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any such Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any of the foregoing Persons may engage or be interested in any financial or other transaction with the Initial Purchaser or any Affiliate of the Initial Purchaser, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Initial Purchaser or its Affiliates.

ARTICLE XIII

VOTING, AMENDMENTS AND MEETINGS

     Section 13.1 General. Except as provided in Article 6, this Article 13 and in Section 5.2, Holders will not have any voting rights.

     Section 13.2 Voting. Holders shall be entitled to vote as a single class on all matters submitted to the vote of Holders. Each ABC Security shall have, on such matters submitted to the vote of Holders, one vote.

Section 13.3 Amendments.

     (a) No amendment to this Declaration shall be made, and any such purported amendment shall be void and ineffective:

     (i) unless, in the case of any purported amendment, the Trustee shall have first received (A) an opinion of nationally recognized independent counsel (who may be counsel to the Initial Purchaser or the Trust) that such purported amendment is permitted by the terms of this Declaration (including the terms of the ABC Securities), provided that, in rendering such an opinion, counsel may consult with and rely upon the opinion of investment banks, accountants and other experts outside of its area of expertise, and (B) an Officer's Certificate stating that such purported amendment could not reasonably be expected to materially and adversely affect the rights, terms or preferences of the ABC Securities or impair the Trust's ability to fully perform its obligations under each of its contractual arrangements, unless the party affected thereby consents thereto;

     (ii) unless, in the case of any purported amendment which affects the rights or powers of the Trustee or any of its Affiliates, the Trustee shall have consented to such amendment in writing;

     (iii) unless, in the case of any amendment, restatement or revision to this Declaration that would materially and adversely alter the rights, terms or preferences of the ABC Securities, the Holders of at least a majority in face amount of ABC Securities voting on such matter approve such amendement, restatement or revision; or

(iv)	to the extent the result of such amendment would be to:

             (A) cause the Trust to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes; or

             (B) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

     (b) Notwithstanding the other provisions of this Section 13.3 and Section 13.4, this Declaration may not be amended without the unanimous consent of the Holders of ABC Securities with respect to:

     (i) the liability, and limitations thereon, of the Trustee (and any such amendment that affects the Trustee shall require the consent of the Trustee) and any of its affiliates;

     (ii) the right of Holders of ABC Securities to vote on matters submitted to the vote of Holders of ABC Securities;

     (iii) the provisions of this Declaration governing amendments to this Declaration; and

     (iv) the rights of Holders of ABC Securities to receive Distributions on ABC Securities in accordance with their terms, including Distributions in connection with a liquidation of the Trust.

     (c) This Declaration may be amended without the consent of the Holders and the Asset Swap Counterparty:

     (i) to cure any ambiguity;

     (ii) to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration; or

     (iii) to conform to any change in the Investment Company Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

provided, however, that any amendment made pursuant to this Section 13.3(c) shall be void if such amendment materially and adversely affects the Holders of ABC Securities,

unless first approved by the Holders of at least a majority in face amount of ABC Securities voting on such matter.

     (d) Notwithstanding any other provision of this Declaration to the contrary, any amendment to this Declaration shall be void if such amendment adversely affects the Initial Purchaser, the Asset Swap Counterparty, the Put Counterparty or the Grantor, unless first approved by the Initial Purchaser, the Asset Swap Counterparty, the Put Counterparty or the Grantor, as the case may be.

Section 13.4 Certain Other Matters.

     (a) In the event the consent of the holders of any security (including Preference Ordinary Shares and the Put Option Agreement) comprising a portion of the Trust Property is required with respect to any amendment, modification or waiver of the terms of or rights under, or other matter in respect of, such security, the Trustee shall request the direction of the Holders with respect to such matter and shall vote with respect thereto in the same manner and proportion as directed by the Holders providing direction.

     (b) Prior to (i) taking any Legal Action with respect to any Trust Property, (ii) providing consent to any amendment to the Put Agreement, the Rate Swap Arrangement or the Asset Swap Arrangement, in each case that would materially and adversely alter the rights, terms or preferences of the ABC Securities, or (iii) providing consent to any amendment to the Put Counterparty's Memorandum of Association, Articles of Association or the resolutions providing for the terms and preferences of the Preference Ordinary Shares, in a manner that would adversely affect the rights of holders of the Preference Ordinary Shares, the Trustee, as the holder of the Trust Property, shall request the direction of the Holders with respect to such Legal Action and shall act with respect to such Legal Action as directed by a majority in face amount of the ABC Securities actually voting on such matter; provided, however, that to the extent that the provisions of this Section 13.4(e) conflict with the provisions of Section 13.3, the provisions of Section 13.3 shall control.

     (c) Notwithstanding any other provisions of Section 13 to the contrary, the unanimous consent of the Holders is required to amend the Put Agreement, the Rate Swap Arrangement or the Asset Swap Arrangement in any manner that would reduce the amount of, or delay the timing of, any receipt by the Trust of payments due thereunder, except where such reduction or delay is expressly provided for in the applicable forgoing document.

Section 13.5 Meetings of the Holders.

     (a) Meetings of the Holders may be called at any time by the Trustee, the Initial Purchaser or a Majority in Face Amount as provided by this Declaration. Except to the extent otherwise provided in this Declaration, the following provisions of this Section 13.5 shall apply to meetings of Holders.

     (b) Whenever a vote, consent or approval of Holders is permitted or required under this Declaration, such vote, consent or approval may be given at a meeting of Holders, in person or by proxy, or by written consent.

     (c) Each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Holder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Holder executing it at any time before it is voted.

     (d) Each meeting of Holders shall be conducted by the Trustee or by such other Person that the Trustee may designate in accordance with the terms of this Declaration.

     (e) A quorum with respect to any such meeting shall be not less than a Majority in Face Amount entitled to vote at the meeting, except as provided for otherwise in this Declaration. The Trustee shall cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action may be taken by written consent of such Holders, to be mailed to each Holder of record of ABC Securities at least ten (10) days before such meeting or such action is to become effective. Each such notice shall include a statement setting forth (i) the date and time of such meeting or the date and time by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Holders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. Any and all meetings of Holders shall be held during normal business hours.

     (f) A quorum shall not be required with respect to any meeting of Holders in connection with a Liquidation Shareholders Meeting as referred to in Section 13.6.

     (g) The Trustee shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

Section 13.6 Liquidation Shareholders Meeting. The Trustee shall, at the expense of the Trust, call a meeting of the Holders of ABC Securities no less than 35 but no more than 60 days:

     (a) prior to July 15, 2033 (if the Trust has not been liquidated prior to this date);

     (b) after a Responsible Officer of the Trustee has received notice that the option under the Put Agreement has been exercised in full (as a result of a deemed or voluntary exercise) or the Put Agreement is terminated for any reason; and/or

     (c) after a Responsible Officer of the Trustee has received notice that the Regulation 114 Trust Agreement has been terminated;

(each, a "Liquidation Shareholders Meeting").

     (d) Liquidation Shareholders Meetings shall be conducted in accordance with Section 6.6 and Section 13.5, except that the quorum requirement contained in Section 13.5(e) shall not apply to such meetings. For the avoidance of doubt, votes sought in connection with a Liquidation Shareholders Meeting may be given at a meeting of Holders, in person or by proxy, or by written consent.

Section 13.7 Replacement of Asset Swap Counterparty.

     (a) The Asset Swap Arrangement will be considered for renewal for another 10-year term by the Asset Swap Counterparty on July 15 of each of 2013 and, if renewed, 2023 (each date being referred to as an "Asset Swap Renewal Date"), unless the Put Counterparty elects to terminate the Put Agreement on the Asset Swap Renewal Date. On or prior to the 20th day preceding each Asset Swap Renewal Date, the Asset Swap Counterparty may elect (i) to renew the Asset Swap Arrangement on the same terms as the Asset Swap Arrangement then in effect, (ii) to seek to renew the Asset Swap Arrangement on the same terms as those then in effect, except for the number of basis points relative to the Three-Month LIBOR Rate that the Asset Swap Counterparty is willing to pay in respect of the periodic Floating Rate Payments due under the Asset Swap Arrangement, or (iii) to terminate the Asset Swap Arrangement then in effect, in which case the Trustee will seek a replacement asset swap counterparty in accordance with the procedures described in Sections 13.7(b) through (g). If the Asset Swap Counterparty elects option (ii) in the preceding sentence, it will submit a bid to the Trustee (with a copy to the Put Counterparty) setting forth the number of basis points relative to the Three-Month LIBOR Rate that it is willing to pay in respect of the periodic Floating Rate Payments under the Asset Swap Arrangement. The Asset Swap Counterparty's election of options (ii) or (iii) of this Section 13.7(a) shall be referred to as an "Asset Swap Repricing Event," which will occur on the 20th day preceding the related Asset Swap Renewal Date.

     (b) At any time that an Asset Swap Arrangement is in effect, within 10 days of the occurrence of any of the following events where the Asset Swap Counterparty is the sole defaulting or affected party (as determined in reference to the Asset Swap Arrangement):

     (i) for so long as the Pass-Through Securities are rated by Standard & Poor's Ratings Group, the Asset Swap Counterparty failing to have a long term unsecured debt or counterparty rating by Standard & Poor's Ratings Group of "AA-" or above , unless the Asset Swap Counterparty's obligation to make the termination payments under the Asset Swap Arrangement upon an early or scheduled termination thereof is unconditionally guaranteed (including pursuant to the Guarantee) by an entity with a long-term unsecured debt or counterparty rating by Standard & Poor's Ratings Group of "AA-" or above;

     (ii) for so long as the Pass-Through Securities are rated by Moody's Investors Service, Inc., the Asset Swap Counterparty failing to have a long term unsecured debt or issuer rating by Moody's Investors Service, Inc. of "Aa3" or above, unless the Asset Swap Counterparty's obligation to make the termination payments under the Asset Swap Arrangement upon a scheduled or early termination thereof is unconditionally guaranteed (including pursuant to the Guarantee) by an entity with a long-term unsecured debt or issuer rating by Moody's Investors Service, Inc. of "Aa3" or above;

and, in the case of Sections 13.7(b)(i) and (ii) above, such failure continues for five Business Days. The minimum rating levels established by Sections 13.7(b)(i) and (ii) are referred to as the "Required Counterparty Ratings."

     (iii) for so long as Merrill Lynch International remains the Asset Swap Counterparty, the receipt of notice by the Trust from the Asset Swap Coun-terparty or the Asset Swap Guarantor of the termination of the Collateral Agreement;

     (iv) the Asset Swap Counterparty or the Trust failing to make a required swap payment or delivery when due (including a required deposit into the Appreciation Account), provided that such failure is not cured within 3 Business Days after notice of such failure has been given to the party;

     (v) either party electing to terminate upon the imposition of certain additional withholding taxes;

     (vi) the bankruptcy, dissolution, insolvency, liquidation, receivership or winding-up of the Trust, the Asset Swap Counterparty or, if the Asset Swap Counterparty does not have the Required Counterparty Ratings, the Asset Swap Guarantor or any equivalent or analogous proceedings or the voluntary or involuntary filing of any document, certificate or other instrument to commence any such action. However, (A) any of these actions taken in connection with a consolidation, amalgamation or merger shall not qualify as a default and (B) in the case of any proceeding or petition entered against the Trust, the Asset Swap Counterparty or the Asset Swap Guarantor, as the case may be, involuntarily, such proceeding or petition shall not terminate the Asset Swap Arrangement if such proceeding or petition is dismissed, discharged, stayed or restrained within 30 days of the institution or presentation thereof);

     (vii) the Trust, the Asset Swap Counterparty or the Asset Swap Guarantor merging or consolidating with, or transferring all or substantially all its assets to, another entity which fails to assume all the obligations of such party under the Asset Swap Arrangement or, following any such transfer, the benefits of the Guarantee or the Credit Support Annex, as the case may be, fails to extend to the performance by the successor entity under the Asset Swap Arrangement;

     (viii) due to the adoption of, or any change in, any applicable law after the date on which the Asset Swap Arrangement is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, such that it becomes unlawful (other than as a result of a failure by the party to maintain appropriate government authorizations) for the Asset Swap Counter-party to perform certain of its material obligations under the Asset Swap Arrangement;

     (ix) the Trust, the Asset Swap Counterparty or the Asset Swap Guarantor assigning all or a part of its rights and obligations under the Asset Swap Arrangement, except in the case of an assignment by the Asset Swap Counterparty in connection with a permitted assignment as described in the Asset Swap Arrangement;

     (x) the Asset Swap Guarantor or the Asset Swap Counterparty failing to purchase an Asset or cause a third party to purchase an Asset: (A) from the Regulation 114 Trust or the Trust, as the case may be, in connection with a deletion of the Asset from the Asset Swap Arrangement or a termination of the Asset Swap Arrangement; or (B) from the Ceding Insurer pursuant to the Asset Put Option Agreement in connection with the exercise of the put option; or

     (xi) an Asset Swap Repricing Event occurring,

the Put Counterparty, acting on behalf of the Trust, will seek bids from four major dealers in the swap market acceptable to the Grantor and the Trust with ratings consistent with the Required Counterparty Ratings to serve as the replacement asset swap counterparty. The Put Counterparty will instruct the potential bidders to submit their bids in writing to the Trustee, with a copy to the Put Counterparty. In the event that the Asset Swap Counterparty elects option (ii) of Section 13.7(a), then the Asset Swap Counterparty's bid shall be one of the four bids considered. All four bids will be sought at the same time on the same day, will remain valid for 24 hours from the time of receipt by the Trustee and shall be on the same terms as the Asset Swap Arrangement most recently in effect, including the obligation to pay any unpaid amounts due from the predecessor asset swap counter-party to the extent not paid by such predecessor asset swap counterparty; provided, however, that other than the obligation to pay such unpaid amounts, the only permitted material variation from the terms of the asset swap arrangement then in effect will be the number of basis points relative to the Six-Month LIBOR Rate (in the case of a bid with respect to the Fixed Rate Period) or the Three-Month LIBOR Rate (in the case of a bid with respect to the Floating Rate Period) that the potential replacement asset swap coun-terparty offers to pay in respect of the Floating Rate Payments.

     (c) With respect to the Fixed Rate Period, if all of the bids received specify rates that, when added to the then-current Put Option Premium Rate, and adjusted, if applicable, by payments to be made under the Rate Swap Arrangement, would be less than the Fixed Rate or, with respect to the Floating Rate Period, irrespective of the rates specified in the bids, the Put Counterparty will have the option to (i) adjust the amount of the Put Option Premium Rate such that the Put Option Premium Rate plus the rate offered by the highest bidder, as adjusted, if applicable, by payments to be made under the Rate Swap Arrangement, is equal to the Fixed Rate (with respect to the Fixed Rate Period) or the Floating Rate (with respect to the Floating Rate Period), in which case the Trustee shall be required to engage the highest bidder (i.e., the bidder whose rate is the fewest number of basis points below, or the greatest number of basis points in excess of, the Six-Month LIBOR Rate or the Three-Month LIBOR Rate, as the case may be) as the replacement asset swap counterparty, (ii) exercise the Put Agreement in full, or (iii) take no action, in which case the Trustee will reject all of the bids received, following which the Asset Swap Arrangement and the Put Agreement will terminate and the Trust will be liquidated in accordance with Section 10.2.

     (d) If the bids received do not satisfy the requirements of Section 13.7(c), the Trustee will be required to engage the replacement asset swap counterparty bidding the highest rate (i.e., the bidder, if any, whose rate is the greatest number of basis points above, or the lowest number of basis points below, the Six-Month LIBOR Rate or the Three-Month LIBOR Rate, as the case may be).

     (e) If the highest bid is made by more than one bidder, then the Trustee shall select between or among such bidders by lot.

     (f) If a replacement asset swap counterparty is identified in accordance with the foregoing procedures, the Trust will release the Asset Swap Counterparty from its obligations under the Asset Swap Arrangement and engage the replacement asset swap counterparty to execute a new asset swap arrangement on the same terms as the previous asset swap arrangement, except for the permitted variation in price.

     (g) If no potential replacement asset swap counterparties are identified pursuant to this Section 13.7, then (i) the Put Counterparty will have the option to exercise its Put Agreement in full, or (ii) take no action, in which case the Trustee will reject all of the bids received, following which the Asset Swap Arrangement and the Put Agreement will terminate and the Trust will be liquidated in accordance with Section 10.2.

     (h) Prior to taking any action pursuant to this Article 13, the Trustee shall be entitled to receive and rely upon written instruction of the Initial Purchaser and shall have no liability for any action it takes in accordance therewith.

     (i) The administrative costs of the search for a replacement asset swap counterparty under this Section 13.7, (i) if successful, will be borne by the replacement asset swap counterparty, or (ii) if unsuccessful, will be borne by the Put Counterparty.

ARTICLE XIV

REPRESENTATIONS OF THE TRUSTEE AND THE DELAWARE TRUSTEE

     Section 14.1 Representations and Warranties of the Trustee. The trustee that acts as initial Trustee represents and warrants to the Trust and to the Initial Purchaser at the date of this Declaration, and each Successor Trustee represents and warrants to the Trust and the Initial Purchaser at the time of the Successor Trustee’s acceptance of its appointment as Trustee that:

     (a) The Trustee is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

     (b) The execution, delivery and performance by the Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Trustee. This Declaration has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

     (c) The execution, delivery and performance of this Declaration by the Trustee (i) does not conflict with or constitute a breach of (A) the certificate of incorporation or by-laws or similar organizational documents of the Trustee, (B) any law or regulation of any governmental body, authority or agency to which the Trustee is subject or (C) any agreement to which the Trustee is a party, which conflict or breach would have a material adverse effect on the Trustee's ability to perform its obligations under this Declaration and (ii) will not create a lien or encumber any of the Assets or property of the Trust;

     (d) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority or other authority regulating the banking or corporate trust activities of the Trustee is required for the execution, delivery or performance by the Trustee of this Declaration; and

     (e) The Trustee, except as expressly provided or contemplated by this Declaration, will not create, incur or assume, or suffer to exist any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Trust Property and agrees to take all actions within its power to eliminate such liens.

     Section 14.2 Representations and Warranties of Delaware Trustee. The Delaware Trustee represents and warrants to the Trust and to the Initial Purchaser at the time of the Delaware Trustee’s acceptance of its appointment as Delaware Trustee, and each Successor Delaware Trustee represents and warrants to the Trust and the Initial Pur-

chaser at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

     (a) The Delaware Trustee is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

     (b) The Delaware Trustee fulfills the requirements of Section 3807 of the Statutory Trust Act and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

     (c) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration and such performance (i) does not conflict with or constitute a breach of (A) the certificate of incorporation or by-laws or similar organizational documents of the Delaware Trustee, (B) any law or regulation of any governmental body, authority or agency to which the Delaware Trustee is subject or (C) any agreement to which the Delaware Trustee is a party, which conflict or breach would have a material adverse effect on the Delaware Trustee's ability to perform its obligations under this Declaration, and (ii) will not create a lien or encumber any of the Assets or property of the Trust. This Declaration has been duly authorized, executed and delivered by the Delaware Trustee, and, under Delaware law, constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

     (d) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority or other authority regulating the banking or corporate trust activities of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

     (e) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

ARTICLE XV

MISCELLANEOUS

     Section 15.1 Notices. All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, by email, facsimile, by a nationally recognized overnight delivery service or mailed by first-class mail, unless otherwise indicated below, as follows:

     (a) if given to the Trust, in care of the Trustee at the Trust’s mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711
Facsimile number: (302) 283-8279
Attention: Kris Gullo

     (b) if given to the Trustee, at its corporate trust office set forth below (or such other address as the Trustee may give notice of to the Holders):

The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711
Facsimile number: (302) 283-8279
Attention: Kris Gullo

     (c) if given to the Put Counterparty, a copy to the attention of each of the General Counsel, Treasury and Investment Departments at the following address (or such other address as the Put Counterparty may give notice of to the Holders):

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11, Bermuda
Facsimile number: (441) 296-4867 (General Counsel)
                              (441) 296-6399 (Treasury)
                              (441) 296-4268 (Investment)
Attention: General Counsel, Treasury and Investment Departments, respectively

The address for XL Capital Ltd and XL Re Ltd is XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. The telephone number for both companies is 441-292-8515. The General Counsel's fax number is 441-295-4867, Treasury Dept's is 441-296-6399 and the Investment Dept's is 441-296-4268. XL Re's CFO's fax number is 441-292-3919.

     (d) if given to the Initial Purchaser, at its address set forth below (or such other address as the Initial Purchaser may give notice of to the Holders):

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center

New York, New York 10080

Facsimile number: (646) 805-0218, Attention: Marc Zindle
                               and
                               (212) 738-2390, Attention: Scott Hendry

     (e) a copy of any notice given pursuant to Section 15.1(a), (b) or (c) shall be delivered to the following:

The Bank of New York
100 Church Street 8th Floor
New York, New York 10286
Facsimile number: (212) 437-6157
Attention: Corporate Trust – Dealing and Trading

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile number: (212) 735-2000
Attention: Michael K. Hoffman

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Facsimile number: (646) 805-0218, Attention: Marc Zindle
                               and
                               (212) 738-2390, Attention: Scott Hendry

     (f) if given to any Holder by a nationally recognized overnight delivery service or by first class mail (or by facsimile if requested by such Holder), at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, by facsimile, email or similar form of electronic communication or mailed by a nationally recognized overnight delivery service or by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 15.2 Non-Petition. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Declaration, none of the Initial Pur-

chaser, the Trustee, or the Delaware Trustee, any Paying Agent or any Holder of ABC Securities will acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust until payment in full of the ABC Securities and the expiration of a period equal to the longest applicable "preference period" prescribed by the federal Bankruptcy Court or other applicable law, plus ten (10) days, following such payment.

     Section 15.3 GOVERNING LAW. THIS DECLARATION, THE ABC SECURITIES AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION ANY PROVISION OF THE LAWS (STATUTORY OR COMMON, OTHER THAN THE STATUTORY TRUST ACT) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE THE PARTIES HEREUNDER OR THIS DECLARATION IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, INCLUDING (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION. SECTIONS 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

     Section 15.4 Change in Law. If, after the date of this Declaration, there is (i) a change in any law, rule or regulation, (ii) a judicial decision or (iii) a pronounce-

ment of any administrative or professional standards setting body, in each case that would adversely affect any of the terms of this Declaration or the obligations of the parties hereto, the parties shall use their reasonable efforts to determine by negotiation and discussion the manner in which to address the impact of such change, decision or pronouncement, as the case may be; provided, however, that no amendment may be made to this Declaration without first complying with Article 13 of this Declaration.

     Section 15.5 Headings. Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

     Section 15.6 Successors and Assigns. Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Initial Purchaser and the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

     Section 15.7 Enforcement Rights. The Put Counterparty shall have the right to enforce Sections 3.6(a)(ix), (c) and (e), Section 3.9(j), Section 3.13(a), Section 6.2(b) and Sections 13.3(b) and (c) as if the Put Counterparty were a party to this Declaration.

     Section 15.8 Partial Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     Section 15.9 Counterpart. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signatures of the Trustee and a duly authorized officer of the Tax Matters Partner and the Initial Purchaser to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.

THE BANK OF NEW YORK
(DELAWARE)
as Trustee

By: /s/ Michael Santino
Name: Michael Santino
Title: SVP

GSS HOLDINGS II, INC.
as Tax Matters Partner

By: /s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED,
as the Initial Purchaser

By: /s/ Kerry A. Cannella
Name: Kerry A. Cannella
Title: Authorized Signatory

[ABC Declaration of Trust]